Exhibit 10.24

FIRST AMENDMENT TO

NOTE PURCHASE AGREEMENT

AND REPURCHASE DOCUMENTS

(Wachovia/NRF—Reindeer Ltd.)

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of November 6, 2007 (this “Amendment No. 1”), is entered into by and among NRF—REINDEER LTD., a Cayman Islands exempted limited liability company, as the seller (together with its successors and permitted assigns, the “Seller”), NORTHSTAR REALTY FINANCE CORP., a Maryland corporation, as the guarantor (together with its successors and permitted assigns, the “Guarantor”) and WACHOVIA BANK, N.A. (LONDON BRANCH), as the purchaser (together with its successors and assigns, the “Purchaser”) and consented to by NRFC LUXEMBOURG HOLDINGS I S.À R.L. (together with its successors and permitted assigns, “NRFC Luxembourg”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement (as defined below).

R E C I T A L S

WHEREAS, the Seller and the Purchaser are parties to that certain Note Purchase Agreement, dated as of March 29, 2007 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, including this Amendment No. 1, the “Purchase Agreement”);

WHEREAS, the Seller desires to make certain modifications to the Repurchase Documents;

WHEREAS, the Guarantor desires to make certain modifications to the Guaranty Agreement;

WHEREAS, NRFC Luxembourg desires to consent to the terms of this Amendment No. 1; and

WHEREAS, the Purchaser is willing to modify the Repurchase Documents as requested by the Seller and the Guarantor on the terms and conditions specified herein.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.              Amendment to Purchase Agreement.

(a)           The following definition of “Administrative Standard” is hereby added to Section 1 of Exhibit A to the Purchase Agreement:

““Administrative Standard” shall mean the Purchaser acting in its sole and absolute discretion subject to commercial reasonableness and good faith.”

(b)           The definition of “Asset Value” contained in Section 1 of Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:

“”Asset Value” shall mean, as of any date of determination for the Purchased Items, the lesser of (1) the product of the Book Value of the Purchased Items times the Advance Rate and (2) the product of the Market Value of the Purchased Items times the Advance Rate, in each case, taking into account the maximum loan to value ratio determined by the Purchaser in its discretion; provided, however, the Asset Value of the Purchased Items may be reduced in the Purchaser’s discretion (in all cases subject to the Administrative Standard) for any reason by an amount determined by the Purchaser in its discretion (which amount may, in the Purchaser’s discretion, be reduced to zero) with respect to the Purchased Items, including, without limitation, (i) with respect to the Purchased Items (including the Mortgaged Property with respect thereto), the Mortgaged Property has deteriorated materially in value or the Mortgaged Property and/or any applicable asset or development plan are not performing as expected (whether related to construction progress, re-leasing, zoning, reserve balances, servicing and any other similar situations), including, without limitation, (A) the debt yield is less than the prior quarter (except for known and planned events pursuant to any asset business plan), (B) the lease-up plan or lot or condo sales differ from the original asset business plan, (C) the debt service reserve runs out with no replenishment feature or guaranty of interest, (D) any construction timeline greater than six (6) months is off the initial schedule, (E) cost overruns are greater than 15% to 20% or (F) required principal pay downs are not met, (ii) in respect of which there is a breach of a representation or warranty set forth in Subsection 5(w) of the Agreement or in any other subsection of Section 5 (to the extent such representation or warranty relates to the Purchased Items or the Mortgaged Property or the Purchaser’s rights or remedies with respect thereto), and in each case under this clause (ii) without regard to (A) knowledge or lack of knowledge of a breach, (B) any qualifications (if any) to such representations and warranties based on knowledge (regardless of how such knowledge is qualified or phrased) and (C) representations or warranties with respect to knowledge or lack of knowledge thereof, (iii) in respect of which the complete Asset File has not been delivered to the Purchaser within the time periods required by the Agreement, (iv) with respect to which a Collateral Default has occurred,  (v) with respect to which any funding commitment, funding obligation or any other obligation of any kind shall have been transferred to the Purchaser, (vi) for which an Asset Document or Asset File has been released from the possession of the Purchaser or its designee to the Seller or its designee and the same has not been returned to the Purchaser for a period in excess of twenty (20) calendar days, other than with the consent of the Purchaser, (vii) any portion (including any interest that is senior or pari passu to the Purchased Items) has been downgraded by any Rating Agency and/or (viii) with respect to which there has occurred any Insolvency Proceeding with respect to any Obligor or any co—participant or any Person having an interest in the Purchased Items or any related Mortgaged Property which is pari passu with, in right of payment or priority, the rights of the Purchaser in such Purchased Items.  Notwithstanding the foregoing or anything else contained in the Agreement, (i) the Purchaser shall not have the right to reduce the Asset Value of the Purchased Items if, as a result of marking the Market Value thereof to market, the price at which the Purchased Items could readily be sold is less than the Market Value of the Purchased Items at the time it was sold and pledged to the Purchaser due to the interest rate spread or interest rate fluctuations payable by the Obligor of such Purchased Items, (ii) in the case of each reduction of the Asset Value by the Purchaser, the Purchaser shall act in accordance with the Administrative Standard, (iii) except as provided in clause (iv) below, the Purchaser may not reduce the Asset Value other than on a quarterly basis commencing with the date of Amendment No. 1 to the Agreement and (iv) the Purchaser may reduce the Asset Value at any time if any event, happening, situation or circumstance occurs (including, without limitation any event described above in the proviso to the definition of Asset Value) at or with respect to the Purchased Items or the Mortgaged Property for such Purchased Items that impacts, affects, impairs or results in a reduction of at least 10% of the Asset Value of such Purchased Items.  If there is a reduction of Asset Value and the Purchaser requires, in accordance with the Agreement, a payment or prepayment in connection therewith, the Purchaser will promptly provide the details and methodology of such reduction to the Seller.”

(c)           The following definition of “Cash Equivalents” is hereby added to Section 1 of Exhibit A to the Purchase Agreement:

““Cash Equivalents” shall mean any of the following:  (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one (1) year from the date of acquisition, (b) time deposits or certificates of deposit of any commercial bank incorporated under the laws of the United States or any state thereof, of recognized standing having capital and unimpaired surplus in excess of $1,000,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (any such bank, an “Approved Bank”), with such deposits or certificates having maturities of not more than one (1) year from the date of acquisition, (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (b) above entered into with any Approved Bank, (d) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one (1) year after the date of acquisition, and (e) investments in money market funds that are registered under the Investment Company Act of 1940, as amended, which have net assets of at least $1,000,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (e) above.  All such Cash Equivalents must be denominated solely for payment in Dollars.”

(d)           The following definition of “Credit Agreement” is hereby added to Section 1 of Exhibit A to the Purchase Agreement:

““Credit Agreement” shall have the meaning set forth in the definition of Credit Facility.”

(e)           The following definition of “Credit Facility” is hereby added to Section 1 of Exhibit A to the Purchase Agreement:

““Credit Facility” shall mean that certain facility evidenced by, among other agreements, the Credit Agreement, dated as of November 6, 2007, between by and among the NRFC WA Holdings, LLC, a Delaware limited liability company, as a borrower, NRFC WA Holdings II, LLC, a Delaware limited liability company, as a borrower, NRFC WA Holdings VII, LLC, a

Delaware limited liability company, as a borrower, NRFC WA Holdings X, LLC, a Delaware limited liability company, as a borrower, NRFC WA Holdings XII, LLC, a Delaware limited liability company, as a borrower, Northstar Realty Finance Corp., a Maryland corporation, as a guarantor, Northstar Realty Finance L.P., a Delaware limited partnership, as a guarantor, the several banks and other financial institutions as are or may from time to time become parties to the Credit Agreement (each, together with its successors and assigns, a “Lender” and collectively, the “Lenders”), and Wachovia, as administrative agent for the Lenders thereunder (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Credit Agreement”), as such agreements are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.”

(f)            The following definition of “Collateral Default” is hereby added to Section 1 of Exhibit A to the Purchase Agreement:

““Collateral Default” shall mean, with respect to the Note, the other Purchased Items, the Asset Documents and the Loan, (a) any of the foregoing that is thirty (30) or more days delinquent under the terms thereof, (b) for which there is a material non-monetary default (beyond any applicable notice and cure period) under the terms thereof, or (c) with respect to which the related Obligor is the subject of an Insolvency Proceeding or Insolvency Event.”

(g)           The following definition of “Extension Fee” is hereby added to Section 1 of Exhibit A to the Purchase Agreement:

““Extension Fee” shall have the meaning set forth in Section 4(l) of this Agreement.”

(h)           The following definition of “Fair Market Value” is hereby added to Section 1 of Exhibit A to the Purchase Agreement:

““Fair Market Value” shall mean, with respect to (a) a security listed on a national securities exchange or recognized automated quotation system, the price of such security as reported on such exchange by any widely recognized reporting method customarily relied upon by financial institutions, and (b) with respect to any other assets or Property, including realty, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.”

(i)            The definition of “Fixed Repurchase Date” contained in Section 1 of Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:

““Fixed Repurchase Date” shall mean November 6, 2009, as such date may be extended pursuant to Section 4(k).”

(j)            The following definition of “Intercreditor Agreement” is hereby added to Section 1 of Exhibit A to the Purchase Agreement:

“Intercreditor Agreement” shall mean the Intercreditor Agreement to be extended into by and among the Purchaser and the administrative agent under the Credit Agreement, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.”

(k)           The following definition of “Net Cash Proceeds” is hereby added to Section 1 of Exhibit A to the Purchase Agreement:

““Net Cash Proceeds” shall mean the aggregate cash proceeds, Cash Equivalents and the Fair Market Value of all other Property and assets received by, or payable to, the Seller or any Subsidiary or Affiliate in respect of any sale or other disposition of the Purchased Items, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) associated therewith, and (b) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Seller, any Subsidiary or any Affiliate in any sale or other disposition of the Purchased Items.”

(l)            The definition of “Pricing Rate” contained in Section 1 of Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:

““Pricing Rate” shall mean, with respect to the Note, on any date of determination, a rate per annum equal to the sum of (a) the Rate plus (b) 200 basis points provided, however; if the Fixed Repurchase Date is extended in accordance with Section 4(k), the 200 basis points set forth in clause (b) of this definition of Pricing Rate shall be increased to 225 basis points.”

(m)          The definition of “Repurchase Obligations” contained in Section 1 of Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:

““Repurchase Obligations” shall mean the obligations, liabilities and Indebtedness owed under and/or secured by the Credit Facility.”

(n)           The following definition of “Term Loan” is hereby added to Section 1 of Exhibit A to the Purchase Agreement:

““Term Loan” shall have the meaning set forth in the Credit Agreement.”

(o)           The following definition of “Term Loan Average Advance Rate” is hereby added to Section 1 of Exhibit A to the Purchase Agreement:

““Term Loan Average Advance Rate” shall have the meaning set forth in the Credit Agreement.”

(p)           The following definition of “Term Loan Collateral” is hereby added to Section 1 of Exhibit A to the Purchase Agreement:

““Term Loan Collateral” shall have the meaning set forth in the Credit Agreement.”

(q)          The definition of “VFCC Repurchase Facility” contained in Section 1 of Exhibit A to the Purchase Agreement is hereby deleted in its entirety.

(r)           The definition of “Wachovia Repurchase Facility” contained in Section 1 of Exhibit A to the Purchase Agreement is hereby deleted in its entirety.

(s)           Subsection 4(b) to the Purchase Agreement is hereby amended and restated as follows:

“(b)         Following the occurrence and during the continuance of (1) any default under any of the Repurchase Documents or any of the following events:  (i) any Insolvency Proceeding with respect to the Seller, the Guarantor, the Pledgor or NRFC Luxembourg, (ii) any breach by the Seller, the Guarantor, the Pledgor or NRFC Luxembourg of any representation or warranty set forth in any of the Repurchase Documents, the Asset Documents or any other document, agreement or certificate delivered to the Purchaser (other than with respect to a representation or warranty described in clause (ii) of the proviso to the definition of Asset Value, which representations or warranties, if untrue, shall give rise to a right of the Purchaser to mark the related Note to market under Subsection 4(i) of this Agreement), (iii) any failure to deliver the Asset File within the time frame required under Subsection 2(b) or Subsection 2(c), (iv) any failure to comply with Subsections 4(c) or 4(i), (v) any default in the performance of any duty, agreement, obligation or covenant of the Seller, the Guarantor, the Pledgor or NRFC Luxembourg under any of the Repurchase Documents, the Asset Documents or any other document, agreement or certificate delivered to the Purchaser, including, without limitation, the obligation of the Seller to pay Price Differential, Purchase Price and all other amounts owed hereunder or under the other Repurchase Documents on or before the date such amounts are due under the terms of the Repurchase Documents and/or any event resulting in a right or obligation of redemption of the Note under condition 4 thereof and not otherwise specified in this Subsection 4(b), (vi) the occurrence of a Material Adverse Effect, (vii) other than as contemplated under the Repurchase Documents, the Seller, the Guarantor, the Pledgor or NRFC Luxembourg shall grant, or suffer to exist, any Lien on the Note, the Purchased Item or Pledged Collateral (except Permitted Liens), (viii) the Note or the Purchased Items shall not have been sold to the Purchaser, or the Liens contemplated under the Repurchase Documents shall cease or fail to be first priority perfected Liens on the Note, the Purchased Items or the Pledged Collateral in favor of the Purchaser (other than as a result of the Purchaser failing to file a UCC financing statement or continuation thereof against the Seller or Pledgor in the applicable jurisdiction with respect to the Purchased Items or Pledged Collateral, as applicable), (ix) the Seller, the Guarantor, the Pledgor, NRFC Luxembourg or any other Person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Repurchase Document, any Lien or security interest thereunder or the Asset Documents or (x) the Seller, the Guarantor, the Pledgor or NRFC Luxembourg shall admit its inability to, or its intentions not to, perform any of its obligations, covenants or agreements under any Repurchase Document or the Asset Documents, and/or (2) an “Event of Default” under the Credit Facility (any default or event of default under clauses (1) through (2) above, an “Event of Default”), the Seller shall be required immediately upon the occurrence thereof to repurchase the Note and the related Purchased Items by paying to the Purchaser the aggregate Repurchase Price, all other Aggregate Unpaids and all other Debt; provided, however, the Price Differential shall be calculated using a Rate equal to the Default Rate until all amounts due to the Purchaser are paid in full.  The Seller shall pay all such amounts referred to in the previous sentence in immediately available funds to the Collection Account within two (2) Business Days of the occurrence of an Event of Default.”

(t)            The first sentence of Subsection 4(g) to the Purchase Agreement is hereby amended and restated as follows:

“Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms of this Agreement no later than 3:00 p.m. on the day when due in Euros (except any payments in connection with the Credit Facility, in which case the same shall be lawful money of the United States), in immediately available funds and without deduction, set—off or counterclaim to the Purchaser’s Account or the Collection Account, as applicable, and if not received before such time shall be deemed to be received on the next Business Day.”

(u)           The following new Section 4(k) is hereby added to the Purchase Agreement:

“(k)         Not less than forty-five (45) days, but not more than ninety (90) days, prior to the Fixed Repurchase Date, the Seller may request in writing that the Purchaser extend the Fixed Repurchase Date for an additional year.  Such request to extend the Fixed Repurchase Date shall be granted so long as (i) the Term Loan Average Advance Rate on the Term Loan Collateral plus the Purchased Items is not greater than 65%, (ii) no default or Event of Default has occurred and is continuing, (iii) there is no Collateral Default, (iv) the Commitments plus the Debt, both as of the date of such extension request and immediately after giving effect to such extension request, shall not exceed $400,000,000 and (v) the Seller pays the Extention Fee (defined below).”

(v)           The following new Section 4(l) is hereby added to the Purchase Agreement:

“(l)          The Seller shall pay the following fees to the Purchaser: (i) to the extent the Fixed Repurchase Date is extended pursuant to Section 4(k) of this Agreement, the Seller shall pay to the Purchaser, on or before the Fixed Repurchase Date, an extension fee (the “Extension Fee”) in an amount equal to the products of (A) 0.375% (37.5 basis points) and (B) the outstanding Purchase Price on the Fixed Repurchase Date (prior to any extension thereof), and (ii) on the date of this Amendment No. 1 and on each anniversary of the date of this Amendment No. 1 until termination of this Agreement, the Seller shall pay to the Purchaser an asset management fee of $4,000.”

(w)          The following new Section 4(n) is hereby added to the Purchase Agreement:

“(n)         The Seller and the Guarantor shall acknowledge and agree to the Intercreditor Agreement to the extent the Purchaser deems that such Intercreditor Agreement is necessary.”

(x)           The last paragraph of Subsection 7(a) to the Purchase Agreement is hereby deleted in its entirety.

(y)           The first sentence of Subsection 7(b) to the Purchase Agreement is hereby amended and restated as follows:

“If an Event of Default shall have occurred and be continuing, to the extent not already accelerated, all amounts due to the Purchaser shall automatically be accelerated, and the Purchaser, without any other notice to or demand upon the Seller, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies under Applicable Law, the same rights and remedies as the “administrative agent” or a “lender” has under the

Credit Agreement upon an “Event of Default” thereunder, mutatis mutandis, all of the rights and remedies of a secured party under the UCC and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which the Seller, NRFC Luxembourg, the Note, the Purchased Items or any Mortgaged Properties are located, including, without limitation, the right to take possession of the Purchased Items, and for that purpose the Purchaser may, so far as the Seller can give authority therefor, enter upon any premises on which the Purchased Items may be situated and remove the same therefrom.”

(z)            The following sentence is hereby added to the end of Subsection 8(b) to the Purchase Agreement:

“On November 6, 2007 and on each anniversary of such date, the Seller shall pay to the Purchaser an asset management fee (“Asset Management Fee”) of $4,000; provided, however, if the Seller pays all amounts due under this Agreement and the other Repurchase Documents within three (3) months of November 6, 2007, the Purchaser shall rebate the Asset Management Fee.”

Section 2.              Guaranty Agreement.

The proviso to the second sentence of Section 1 of the Guaranty Agreement is amendment and restated as follows:

“provided, however, that the aggregate amount that the Guarantor is liable for under this Guaranty and under the Limited Guaranty Agreement dated November 6, 2007,  for the Credit Facility shall not exceed $200,000,000.”

Section 3.                                          Repurchase Documents in Full Force and Effect as Modified.

Except as specifically modified hereby, the Repurchase Documents shall remain in full force and effect.  All references to any Repurchase Document shall be deemed to mean each Repurchase Document as modified by this Amendment No. 1.  This Amendment No. 1 shall not constitute a novation of the Repurchase Documents, but shall constitute a modification thereof.  The parties hereto agree to be bound by the terms and conditions of the Repurchase Documents, as modified by this Amendment No. 1, as though such terms and conditions were set forth herein.

Section 4.              Representations.

Each of the Seller and Guarantor represents and warrants, as of the date of this Amendment No. 1, as follows:

(a)           it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and each jurisdiction where it conducts business;

(b)           the execution, delivery and performance by it of this Amendment No. 1 is within its corporate, company or partnership powers, has been duly authorized and does not contravene (1) its Governing Documents or its applicable resolutions, (2) any Applicable Law or (3) any Contractual Obligation or Indebtedness;

(c)           no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or other Person is required in connection with the  execution, delivery, performance, validity or enforceability by or against it of this Amendment No. 1;

(d)           this Amendment No. 1 has been duly executed and delivered by it;

(e)           this Amendment No. 1, as well as each of the Repurchase Documents as modified by this Amendment No. 1, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(f)            no default or Event of Default exists or will exist after giving effect to this Amendment No. 1; and

(g)           each of the Repurchase Documents is in full force and effect and neither the Seller nor the Guarantor has any defense, offset, counterclaim, abatement, right of rescission or other claims, legal or equitable, available to it or any other Person with respect to this Amendment No. 1,  the Purchase Agreement, the Repurchase Documents or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of the Seller and the Guarantor to repay the obligations and amounts due under the Repurchase Documents.

Section 5.              Conditions Precedent.

The effectiveness of this Amendment No. 1 is subject to the following conditions precedent:  (i) delivery to the Purchaser of this Amendment No. 1 duly executed by each of the parties hereto, together with the fully executed side letter of even date herewith; (ii) delivery of legal opinions from Paul, Hastings, Janofsky & Walker LLP and Venable LLP with respect to the Seller, the Guarantor and NRFC Luxembourg within seven (7) Business Days of this Amendment No. 1; (iii) the payment of all reasonable legal fees and expenses of Moore & Van Allen PLLC, as counsel to the Purchaser, in the amount to be set forth on a separate invoice; and (iv) such other documents, agreements or certifications as the Purchaser may reasonably require.

Section 6.              Miscellaneous.

(a)           This Amendment No. 1 may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)           The descriptive headings of the various sections of this Amendment No. 1 are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)           This Amendment No. 1 may not be amended or otherwise modified, waived or supplemented except as provided in the Purchase Agreement.

(d)           The interpretive provisions of Sections 2, 3 and 4 of Exhibit A to the Purchase Agreement are incorporated herein mutatis mutandis.

(e)           This Amendment No. 1 represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.  There are no unwritten oral agreements between the parties.

(f)            THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Executed as a deed by:

THE SELLER:	NRF–REINDEER LTD.,
a Cayman Islands exempted limited liability company

	By:	/s/ Andrew C. Richardson
	Name:	Andrew C. Richardson
	Title:	Chief Financial Officer and Treasurer

Address for Notices:

NRF–Reindeer Ltd.
c/o Walkers SPV Ltd
Walker House, 87 Mary Street
George Town, Grand Cayman KY1–9001
Cayman Islands
	Attention:	Directors
	Facsimile No.:	(345) 949–7886
	Confirmation No.:	(345) 949–0100

[Signatures Continued on the Following Page]

THE PURCHASER:	WACHOVIA BANK, N.A. (LONDON BRANCH)

	By:	/s/ H. Lee Goins, III
	Name:	H. Lee Goins, III
	Title:	Vice President

Address for Notices:

Wachovia Bank, N.A. (London Branch)
c/o Wachovia Bank, National Association
One Wachovia Center, Mail Code: NC0166
301 South College Street
Charlotte, North Carolina 28288
	Attention:	Lee Goins
	Facsimile No.:	(704) 715–0066
	Confirmation No.:	(704) 383–2324

[Signatures Continued on the Following Page]

GUARANTOR:	NORTHSTAR REALTY FINANCE CORP.,
a Maryland corporation

	By:	/s/ Daniel R. Gilbert
	Name:	Daniel R. Gilbert
	Title:	Executive Vice President

[Signatures Continued on the Following Page]

Consented to by:

NRFC LUXEMBOURG HOLDINGS I S.À R.L.

By:	/s/ Albert Tylis
Name:	Albert Tylis
Title:	Executive Vice President,
General Counsel & Assistant Secretary

By:	/s/ Andrew C. Richardson
Name:	Andrew C. Richardson
Title:	Chief Financial Officer and Treasurer